Calculation of Filing Fee Tables
S-3
HOST HOTELS & RESORTS L.P.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(o)	1,800,000,000		$ 1,800,000,000.00	0.0001531	$ 275,580.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)	200,000,000		$ 200,000,000.00			S-3	333-278572	04/17/2024	$ 29,520.00
			Total Offering Amounts:				$ 2,000,000,000.00		$ 275,580.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 275,580.00
Offering Note
[1]	The $2,000,000,000 of securities registered pursuant to this registration statement includes $200,000,000 of securities (the "Unsold Securities") registered pursuant to Registration Statement No. 333-278572, which became effective on April 17, 2024 (the "2024 Registration Statement"), that are being carried forward pursuant to Rule 415(a)(6) of the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. $29,520.00 in filing fees was previously paid in connection with the Unsold Securities, in connection with the 2024 Registration Statement (calculated at the rate in effect at the time the 2024 Registration Statement was filed, which was $0.0001476). A filing fee of $275,580.00 is paid herewith in connection with the $1,800,000,000 of additional securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2024 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of all securities registered hereby will not exceed $2,000,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.